                                                                    Exhibit 12.1


                        BAY APARTMENT COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS




                                Quarter        Year           Year           Year                                      Year
                                 Ended         Ended          Ended          Ended         March 17-   January 1-      Ended
                               March 31,    December 31,   December 31,   December 31,   December 31,   March 16,   December 31,
                                 1998          1997           1996           1995            1994        1994          1993
                             ------------   ------------   ------------   ------------   ------------  ----------  ------------
Net Operating Income           $12,979        $38,941        $19,626        $11,460        $ 7,486       $ (716)     $  (447)

(Less) Nonrecurring
Item:
  Gain on sale                 $     0        $     0        $     0        $(2,412)       $     0       $    0      $     0


Plus Extraordinary Item:
  Unamortized loan fee
    write-off                  $     0        $     0        $   511        $     0        $     0       $    0      $     0


Plus Fixed Charges:
  Interest expense             $ 6,249        $14,113        $14,276        $11,472        $ 4,782       $2,358      $10,932
  Interest capitalized           2,964          6,985          2,567          3,641          2,096            0            0
  Debt cost amortization           128            505            667          1,278            241           80          218
  Preferred dividend             4,029          7,480          4,264            917              0            0            0
                                ------         ------         ------         ------         ------        -----       ------
    Total fixed charges(1)     $13,370        $29,083        $21,774        $17,308        $ 7,119       $2,438      $11,150

Less:
  Interest capitalized         $ 2,964        $ 6,985        $ 2,567        $ 3,641        $ 2,096       $    0      $     0
  Preferred dividend             4,029          7,480          4,264            917              0            0            0

Adjusted earnings(2)           $19,356        $53,559        $35,080        $21,798        $12,509       $1,722      $10,703
                                ------         ------         ------         ------         ------        -----       ------
Ratio (2 divided by 1)            1.45           1.84           1.61           1.26           1.76         0.71         0.96
                                ------         ------         ------         ------         ------        -----       ------

                        BAY APARTMENT COMMUNITIES, INC.
                      RATIOS OF EARNINGS TO FIXED CHARGES




                                Quarter        Year           Year           Year                                        Year
                                 Ended         Ended          Ended          Ended         March 17-    January 1-       Ended
                               March 31,    December 31,   December 31,   December 31,   December 31,    March 16,    December 31,
                                 1998          1997           1996           1995            1994         1994           1993
                             ------------   ------------   ------------   ------------   ------------   ----------   ------------
Net Operating Income           $12,979        $38,941        $19,626         $11,460        $ 7,486       $ (716)      $  (447)

(Less) Nonrecurring
Item:
  Gain on sale                 $     0        $     0        $     0         $(2,412)       $     0       $    0       $     0

Plus Extraordinary Item:
  Unamortized loan fee
    write-off                  $     0        $     0        $   511         $     0        $     0       $    0       $     0


Plus Fixed Charges:
  Interest expense             $ 6,249        $14,113        $14,276         $11,472        $ 4,782       $2,358       $10,932
  Interest capitalized           2,964          6,985          2,567           3,641          2,096            0             0
  Debt cost amortization           128            505            667           1,278            241           80           218
                                ------         ------         ------          ------         ------        -----        ------
    Total fixed charges(1)     $ 9,341        $21,603        $17,510         $16,391        $ 7,119       $2,438       $11,150

Less:
  Interest capitalized         $ 2,964        $ 6,985        $ 2,567         $ 3,641        $ 2,096       $    0       $     0

Adjusted earnings(2)           $19,356        $53,559        $35,080         $21,798        $12,509       $1,722       $10,703
                                ------         ------         ------          ------         ------        -----        ------
Ratio (2 divided by 1)            2.07           2.48           2.00            1.33           1.76         0.71          0.96
                                ------         ------         ------          ------         ------        -----        ------